UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2014

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North, 6th Floor Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy and Receivership

As previously disclosed, on June 18, 2014, Kid Brands, Inc. (the “Company”) and certain of its U.S. subsidiaries (collectively with the Company, the “Debtors”) each filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). Also as previously disclosed, on July 27, 2014, Sassy, Inc., a wholly-owned subsidiary of the Company (“Sassy”), entered into an Asset Purchase Agreement (the “Sassy Agreement”), dated as of July 25, 2014, with Sassy 14, LLC, a Delaware limited liability company (the “Sassy Purchaser”), and Angelcare Monitors, Inc., a Canadian corporation (“Angelcare”), whereby, as authorized under Sections 105, 363 and 365 of the Bankruptcy Code, Sassy would sell to the Sassy Purchaser, and the Sassy Purchaser would purchase from Sassy, certain assets of Sassy (the “Sassy Assets”) and other assets of affiliates of Sassy used primarily in the operation of Sassy’s business of designing, importing, marketing and distributing certain branded infant and juvenile products, including developmental toys and feeding, bath and baby care items (the “Sassy Business”).

On August 18, 2014, Sassy completed the sale of the Sassy Assets (the “Sale”) to the Sassy Purchaser for an aggregate purchase price of $12,500,000, plus certain assumed liabilities to be made by Purchaser up to a maximum of $300,000 (the “Purchase Price”). The Sale was made pursuant to an amended and restated Asset Purchase Agreement, dated as of July 25, 2014 (as amended, the “Amended Sassy Agreement”), and a Corrected Amended Order of the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), dated August 19, 2014 (the “Order”). In the Sale, the Purchase Price was paid to a bank account under the control of Salus Capital Partners, LLC (“Salus”), as agent for the lenders party to that certain Debtor-in-Possession Credit Agreement dated as of June 18, 2014 by and among Sassy, its affiliate guarantors, Salus and the other lenders party thereto. Pursuant to the Amended Sassy Agreement, the parties also executed an amended Transition Services Agreement (the “Amended Transition Agreement”) pursuant to which, in addition to certain transition services provided to each party thereunder, the parties agreed: (i) to share in the proceeds from the sale of certain licensed inventory, with 70% of such proceeds (after storage and other costs) being disbursed to Sassy (subject to a hold-back of certain amounts until December 31, 2014 in respect of certain potential claims of the Sassy Purchaser), and 30% of such proceeds being disbursed to the Sassy Purchaser; and (ii) that Sassy would retain certain other licensed inventory, which Sassy currently intends to sell for its own account.

A copy of the Order, approving the sale of the Sassy Assets pursuant to the Amended Sassy Agreement, is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Amended Sassy Agreement and Amended Transition Agreement is only a summary and is qualified in its entirety by reference to the terms of the Amended Sassy Agreement and Amended Transition Agreement attached as Exhibit A to the Order.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please see the disclosure set forth in Item 1.03 above, which disclosure is hereby incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Corrected Amended Order of the Bankruptcy Court dated August 19, 2014 Authorizing the Sale of Substantially All the Assets of Debtor Sassy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2014	KID BRANDS, INC.

	By:	/s/ Kerry Carr
Kerry Carr Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

99.1	Corrected Amended Order of the Bankruptcy Court dated August 19, 2014 Authorizing the Sale of Substantially All the Assets of Debtor Sassy, Inc.